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                                                                   Exhibit 10.22


                    CONFIDENTIAL MATERIALS OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS.


                         CUSTOM MANUFACTURING AGREEMENT

This Agreement is entered into as of this 27th day of September, 1999 (the "Effective Date"), by and between Draxis Pharma, Inc., 16751 Route Transcanadienne, Kirkland, Quebec H9H 4J4 (hereinafter referred to as "Draxis") and Penwest Pharmaceuticals Co., 2981 Route 22, Patterson, New York 12563, a Washington corporation (hereinafter referred to as "Penwest").

         WHEREAS, Penwest is a producer and marketer of controlled release systems for use in the manufacture of pharmaceutical preparations; and

         WHEREAS, Penwest desires to have Draxis provide manufacturing and laboratory services, specifically custom granulation, by granulating different raw materials provided by Penwest, to prepare different formulations of Penwest's line of controlled release systems which are marketed under the tradename TIMERx(R) ("TIMERx"); and

         WHEREAS, Draxis possesses valuable facilities and know-how and employs personnel having skills relative to the manufacture of pharmaceutical compounds and excipients and is willing to provide granulating services to Penwest.

         NOW THEREFORE, in consideration of the premises and the undertakings of the parties hereinafter set forth, the parties agree as follows:

                                 1. DEFINITIONS

1.1 "FDA" shall mean the U.S. Food and Drug Administration.

1.2 "Materials" shall mean (a) Raw Materials and (b) any specialized packaging and/or shipping containers and/or labeling components that are used by Draxis solely in its performance under this Agreement.
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1.3 "Packaging Specifications" shall mean any and all specifications for Product packaging that accompany a given order for Product(s), as required under Section 5.2.

1.4 "Product(s)" as used herein shall mean the granulated forms of those different formulations of Penwest's line of controlled release systems sold under the tradename TIMERx and listed in Exhibit A attached hereto. Exhibit A may be revised from time to time during the Term as may be mutually agreed by the parties in writing.

1.5 "Product Specifications" shall mean any and all specifications for the Product(s) that accompany a given order for Product(s), as required under
Section 5.2.

1.6 "Raw Materials Specifications" shall mean any and all specifications for the Raw Materials (as defined below) that accompany a given order for Product(s), as required under Section 5.2.

1.7 "Specifications" shall mean the Packaging Specifications, the Product Specifications and the Raw Materials Specifications.

1.8 "Term" shall mean the Initial Term and any Renewal Term(s) as hereinafter defined.

1.9 "TIMERx Technology" shall mean all know-how, trade secrets, and related information and techniques communicated by Penwest to Draxis in connection with the granulation of TIMERx pursuant to this Agreement, whether patentable or not.

                    2. SUPPLY AGREEMENT; DRAXIS IMPROVEMENTS

2.1 During the Term, Draxis shall granulate and sell to Penwest and Penwest shall purchase from Draxis, subject to the terms and conditions hereinafter set forth from Draxis, the Product(s) in quantities as ordered hereunder.

2.2 Draxis acknowledges and agrees that intellectual property rights in any discoveries or inventions relating to and/or improvements, modifications, alterations or enhancements to any of Penwest's TIMERx Technology made in the course of Draxis's activities under this Agreement ("Inventions") shall be the exclusive property of Penwest. Draxis shall cooperate with Penwest in Penwest's patent filings or other


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activities with respect to such intellectual property. Draxis shall, throughout the term, (a) promptly notify Penwest of any and all Inventions, and (b) execute any and all documents reasonably required by Penwest in support of such patent filings or other activities.

                      3. TERM AND TERMINATION OF AGREEMENT

3.1 The term of this Agreement shall extend from the Effective Date and shall continue through the Initial Term, which is defined as the five (5) year period following the Effective Date (the "Initial Term"). Except as provided below, the Agreement shall be automatically renewed for successive periods of one (1) year each, (the "Renewal Term(s)"). At any time following the five-year anniversary of the Effective Date, either party may terminate this Agreement upon at least six (6) months prior written notice to the other party.

3.2 This Agreement may be terminated by written notice by the non-breaching party in the event that the other has breached this Agreement in any material manner and shall have failed to remedy such breach within forty-five (45) days after written notice thereof from the non-breaching party.

3.3 If either party shall commence as debtor any proceedings under any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statue of the Federal Government or any state or provincial government or any subdivision of either now or hereafter in effect; or if any such proceedings shall be commenced against such party, or any trustee or receiver in respect of either party shall be appointed in any such proceedings, and any such party shall be appointed in any such proceedings, and any such party shall by any act or failure to act indicate approval of, or consent to or acquiescence in such proceedings or in the appointment of any such trustee or receiver; or if any such proceedings brought against such party shall be approved by any court or shall remain undismissed for sixty (60) days; or if any warrant of attachment shall be issued against all the assets of such party and shall not be released within sixty (60) days after its levy, then, in any such case, the party not involved in such proceedings, other than as a creditor, shall have the option to terminate this Agreement by written notice and upon the giving of such notice this Agreement shall immediately terminate.


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3.4 Within ninety (90) days of the effective date of any termination of this
Agreement, Penwest shall purchase from Draxis, at Draxis's cost, if any, all remaining Materials; provided, however, that Penwest shall not be so obligated
(a) in the event that (i) Draxis terminates this Agreement other than for cause or (ii) Penwest terminates this Agreement for cause, or (b) in the case of Materials that Penwest reasonably considers to be unusable. The foregoing shall be delivered at the expense of the party that is responsible for the termination of the Agreement, in accordance with applicable laws and regulations, to Penwest F.O.B. Draxis's warehouse in Kirkland Quebec. Penwest shall be responsible for reimbursing Draxis for any costs incurred by Draxis in connection with the cancellation of any Firm Order, as defined in Exhibit D, unless such cancellation occurs in connection with Penwest's termination of this Agreement for cause pursuant to Section 3.2.

3.5 Termination of this Agreement shall not relieve either party from any liabilities or obligations which may be accrued prior to the date of such termination, including but not limited to Penwest's obligation to pay for Product(s) delivered to Penwest by Draxis. Notwithstanding anything else in this Agreement to the contrary, the parties agree that Sections 2.2, 3, 8, 9, 10 and 12 shall survive the termination of this Agreement.

3.6 Upon the termination of this Agreement, Draxis shall provide to Penwest the originals all Specifications; provided, however, that a copy of such document may be retained by Draxis for archival purposes, as a means of determining any continuing obligation or confidentiality, but for no other purpose.

                                 4. PERFORMANCE

4.1 During the Term and subject to the terms and conditions hereof, Draxis shall
(a) granulate all Product(s), in accordance with the Product Specifications, (b) use no Raw Materials that fail to meet the Raw Materials Specifications, and (c) package all Product(s) in accordance with the Packaging Specifications. Penwest shall supply Draxis with the Material Safety Data Sheets (MSDS) for all materials to be supplied by Penwest to Draxis. If the Specifications are changed, Penwest shall also provide reasonable technical assistance and associated services to enable Draxis to custom manufacture and package the Product(s) in conformity with the new specifications.


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4.2 Draxis shall obtain each of the raw materials listed in Exhibit C ("Raw
Materials") from Penwest's approved supplier for each such Raw Material in quantities sufficient to permit Draxis to fill all of Penwest's orders in accordance with the provisions of Section 5; provided, however that, with respect to any of the Raw Materials held by Penwest as of the Effective Date, Draxis shall first obtain such Raw Material(s) from Penwest until it has exhausted all supplies of such Raw Materials held by Penwest. Draxis shall arrange for the delivery of all Raw Materials to Draxis's facility. Penwest shall reimburse Draxis for any and all expenses associated with obtaining and delivering Raw Materials, except that Draxis shall bear such expenses with respect to any of the same that constitute replacements of Raw Materials destroyed or rendered useless due to the negligent failure of Draxis. Risk of loss of all Raw Materials delivered to Draxis hereunder shall remain with Penwest until delivered to Draxis' loading dock. Any and all Raw Materials so supplied shall at all times be and remain the property of Penwest until such Raw Materials are used by Draxis in the manufacture of Product(s). Any other materials to be used by Draxis in the performance of its obligations hereunder (including without limitation water, equipment, and plant supplied) shall be supplied by Draxis, at its expense, in quantities sufficient to permit Draxis to fill Penwest's orders in accordance with the provisions of Section 5.

4.3 Draxis shall perform all of its obligations hereunder in accordance with U.S. current Good Manufacturing Practices ("cGMP"). Without limiting the foregoing, Draxis shall at all times store and preserve all Materials to be used by Draxis in the performance of its obligations hereunder and shall segregate the same from any other property or materials as may be required under cGMP regulations.

4.4 Draxis shall perform, or have performed, those quality control tests set forth in Exhibit B-1, with respect to all Raw Materials. Draxis understands that Penwest is relying on Draxis to perform or have performed such tests and that Penwest and its suppliers will not have conducted any such testing.

4.5 Draxis shall perform those quality control tests set forth in Exhibit B-2, with respect to each batch of each Product. In the event Penwest requests that any additional tests be performed, Draxis shall, if Draxis has the capacity to perform such tests and Draxis can perform such additional testing in a timely manner, perform such test as requested by Penwest. Penwest shall reimburse Draxis for all costs of performing such additional testing.


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4.6 Draxis shall perform those inspections, measurements and tests that are set forth in Exhibit B-3.

4.7 Draxis shall provide to Penwest a copy of the results of all quality control tests performed by or on behalf of Draxis promptly upon completion of all such testing. Draxis shall not ship any batch of a Product (a) that fails to meet the Product Specifications, (b) containing any Raw Materials that failed to meet the Raw Materials Specifications, or (c) the packaging for which failed to meet the Packaging Specifications, unless directed to so ship by Penwest in writing. Without limiting the foregoing, Draxis shall be responsible for (a) batch manufacturing record review and final Product release, (b) preparing and maintaining reserve/retain samples for Materials, Raw Materials and completed Product lots, and (c) phase-time testing of Materials and Raw Materials.

4.8 If Penwest determines that a Product batch does not conform with the Specifications, Penwest shall so notify Draxis within thirty (30) days following the date of delivery of such Product batch to Penwest under Section 5.4. Penwest shall be deemed to have accepted any Product batch with respect to which it fails to so notify Draxis. If Draxis and Penwest do not agree on whether a Product batch conforms with the Product Specifications, the matter shall be submitted for testing to an independent testing laboratory acceptable to both parties. The determination of such independent laboratory shall be binding on both parties. If Draxis or the independent testing laboratory agrees with Penwest, Draxis shall (a) at its own expense accept return of any shipment not accepted or reimburse Penwest for the cost of disposal or destruction, at Draxis' option, and (b) replace the non-conforming Product batch with a conforming Product batch. Until a dispute is resolved, Penwest shall not dispose of such batch without the prior written authorization of Draxis. The cost of the independent testing laboratory shall be borne by the party whose testing results were in error.

4.9 Without limiting the foregoing, Draxis shall make no final disposition of any Materials, Raw Materials or Products without prior consultation with, and the prior written approval of, Penwest.

4.10 Either of the parties shall have the right to request changes to any of the Specifications. Recommendations to change any of the Specifications shall be in


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writing. Draxis shall implement no change in the manufacturing process for the
Product(s), including but not limited to any change in major manufacturing equipment, control parameters, in-process specifications, or working formulae, or any of the Specifications, whether requested by either of the parties or requested or required by any Governmental or regulatory authority ("Governmental Authority"), unless the parties have agreed in writing to such change. Any costs incurred due to any such change shall be paid by Draxis, except for costs that would not have been incurred but for a change or changes in the (a) Specifications or (b) cGMP (but only to the extent such change or changes in cGMP are relevant only to Draxis' manufacture of the Products), which shall be paid by Penwest.

4.11 Draxis shall promptly notify Penwest of any problems or unusual production situations which have the potential to have a material adverse effect on Draxis' performance hereunder. Together with any such notice, Draxis also shall provide to Penwest a written summary of the plan of action by which Draxis intends to correct such problems or unusual production situations. Draxis further agrees to
(a) meet with representatives of Penwest to discuss any such problems or unusual production situations, (b) implement any and all reasonable suggestions offered by Penwest for correcting such problems or unusual production situations, and
(c) keep Penwest fully informed of Draxis's progress toward correcting such problems or unusual production situations until they are resolved.

4.12 Draxis shall promptly notify Penwest of any and all contact it has with the FDA or any Governmental Authority relating to the Product(s) that might adversely affect Draxis' ability to perform its obligations under this Agreement or result in an inspection of the facilities at which Draxis granulates and packages the Products.

4.13 Throughout the term of this Agreement, Draxis shall promptly provide to Penwest copies of any production documents prepared or maintained by Draxis with respect to Draxis' obligations under the Agreement, as well as samples of the Product(s) or the Raw Materials, unless otherwise prohibited by FDA regulations, including cGMP. Any and all such samples shall be shipped to Penwest at Penwest's expense in accordance with Section 5.4 or as otherwise instructed by Penwest.

4.14 Draxis shall maintain accurate inventory records of Raw Materials and shall provide to Penwest, on a monthly basis, a running balance thereof.


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4.15 Penwest shall provide to Draxis all information reasonably necessary for
Draxis to manufacture the Products in accordance with the Specifications and the requirements of cGMP, and shall make its employees reasonably available to respond to questions concerning such information.

4.16 Penwest shall be responsible for tracking, investigating and responding to third party customer complaints. Draxis shall (a) promptly communicate to Penwest any and all such complaints that are received by Draxis, and (b) provide to Penwest all reasonable assistance, including without limitation any laboratory testing of Product. Draxis' reasonable document and laboratory testing costs associated with providing such assistance shall be reimbursed by Penwest, unless the cause of the relevant third party customer's complaint is subsequently determined to have been related to any failure of Draxis to perform its obligations hereunder.

4.17 The parties agree to hold operations planning meetings not less than once in each calendar quarter during the Term. Each such meeting shall be held at a mutually agreeable location, and each party shall bear its own expenses in connection with participating in each such meeting. The purpose of such meetings shall be to discuss and attempt to settle any financial planning issues, production schedule changes, new product inclusions, line extensions and such other topics as either party may raise or as may be of material interest to either party in connection with this Agreement and their respective rights and obligations hereunder.

                               5. ORDER PROCEDURE

5.1 Penwest agrees to purchase the Product(s) in a production batch or a multiple thereof. (The production batch size of each Product is set forth in Exhibit A).

5.2 Product(s) shall be ordered on Penwest's standard purchase order forms. Together with each order for Product(s), Penwest shall provide to Draxis , as applicable to such order, the required specifications corresponding the test parameters set forth in Exhibits B-1, B-2 and B-3 for the Raw Materials, Product(s) and Packaging, respectively. The terms and conditions contained therein, to the extent they are inconsistent or in conflict with the provisions of this Agreement or impose additional obligations on


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Draxis, are superseded by the provisions of this Agreement. Subject to Section
1(c) of Exhibit D, Draxis shall promptly confirm receipt of Penwest's purchase orders.

5.3 Penwest shall submit to Draxis Product order forecasts in accordance with the provisions set forth in Exhibit D.

5.4 Draxis shall ship Products ordered by Penwest pursuant to this Section 5 in accordance with Penwest's instructions. Draxis shall arrange for the shipment of the Products, F.O.B. Draxis' loading dock. Penwest shall provide a listing of carriers and shall pay outbound freight delivery costs. Draxis shall schedule freight pick-up, load the carrier's trailer and complete the documentation. Title to, and risk of loss of, all Products shipped hereunder shall remain with Draxis until delivered to Penwest's carrier at Draxis' loading dock, at which time such title and risk shall pass to Penwest. Draxis shall not be liable to Penwest for loss of any kind arising out of or in relation to damage to Products, however caused, which occurs after title to and risk for the Product passes to Penwest, nor shall any liability of Penwest to Draxis under this Agreement be diminished or extinguished by reason of such loss. For greater certainty, Penwest shall be liable for all risk of loss while Products are in transit, and Penwest is responsible for ensuring that adequate insurance coverage is obtained and maintained for the Products from the time title passes to Penwest.

                                   6. PAYMENTS

6.1 Draxis agrees to sell and Penwest agrees to purchase, subject to the other terms and conditions of this Agreement, the custom granulated Product(s) at the prices set forth in Exhibit A, a copy of which is attached hereto and made a part hereof. All payments to Draxis shall be due within forty-five (45) days after receipt by Penwest of the corresponding Product and release documents, and shall be payable in Canadian dollars in Kirkland, Quebec by check or wire transfer, at Penwest's option.

6.2 The purchase prices set forth in Exhibit A shall remain in effect through the date shown. Thereafter, the prices shall be increased or decreased to reflect any documented increase or decrease in costs incurred by Draxis in purchasing the Materials and/or as the result of changes to any of the Specifications; provided, however, that such prices shall not be increased unless (a) any such increase in costs is beyond the reasonable control of Draxis, and (b) Draxis has afforded representatives of Penwest a reasonable


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opportunity to review Draxis' documentation of such increase or decrease in costs. Draxis shall be permitted to pass along such increased costs to Penwest on all subsequent orders received from Penwest with delivery dates after such price increase becomes effective. In addition, any increase or decrease in cost due to an increase or decrease in labor and/or overhead, shall be identified for Penwest no later than December 15th of each year and subsequently passed on to Penwest beginning on January 1 of the following year. In no event, however, shall the price of any Product increase (a) during the first year of the term of this Agreement or (b) during any subsequent year by more than the lesser of (i) any increase in the Chemicals Producers Price Index (as published by the U.S. Bureau of Labor Statistics) or (ii) five percent (5%) per year.

6.3 The prices paid for Products pursuant to this Section 6 do not include use, consumption, sales or excise taxes of any taxing authority. The amount of such taxes, if any, shall be added to the price of the Products in effect at the time of shipment thereof and shall be reflected in the invoices submitted to Penwest by Draxis. Penwest shall pay the amount of such taxes to Draxis in accordance with the payment provisions relating to shipments of Products set forth in
Section 6.1 hereof. Draxis hereby agrees to indemnify Penwest against, and shall reimburse Penwest for, any expenditures Penwest may be required to make on account of Draxis' failure to pay such taxes or other related governmental charges to the relevant taxing authorities.

                               7. LABELS, LABELING

7.1 Penwest shall provide Product-specific labels for the Product(s).

7.2 Draxis shall have responsibility for ordering and purchasing all packaging components other than labels.

                               8. CONFIDENTIALITY

         Each party agrees to the confidentiality provisions set forth in Exhibit E hereto.


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                                  9. WARRANTIES

9.1 Draxis represents and warrants that (a) its performance hereunder shall be in accordance with cGMP's and that the Product(s) shall (i) conform to the Product Specifications, (ii) contain no Raw Materials that fail to meet the Raw Materials Specifications, and (iii) be packaged only in accordance with the Packaging Specifications, (b) in performing its services hereunder, Draxis shall comply with all provincial, state, local, and federal laws and regulations applicable to such services and shall obtain and maintain all necessary registrations and permits applicable to such services, and (c) no Product shall be (i) adulterated or misbranded within the meaning of Sections 404 or 505 of the Federal Food, Drug and Cosmetic Act ("the Act"), as amended, or the regulations issued thereunder or within the meaning of any provincial, state or local law the adulteration and misbranding provisions of which are similar to the Act or (ii) a product which may not, under the provisions of any law or regulations, be introduced into interstate commerce. Excluded from the above representations and warranties are any failures of the Product(s) due to defects in the Product Specifications or as the result of problems with the (a) Raw Materials which could not be detected by the quality control tests specified in Exhibit B-2 or (b) Product(s) which could not be detected by the quality control tests specified in Exhibit B-1.

9.2 Draxis further represents and warrants that (a) it will comply with all provincial and federal laws and regulations regarding the handling, storage, transportation, generation and disposal of waste and regulated substances created during its performance under this Agreement to the extent such laws and regulations are applicable to such performance, and (b) it has no knowledge of any third party patent rights or other intellectual property rights that would be infringed by Draxis' activities under this Agreement or would allow misappropriation of trade secrets.

9.3 Draxis agrees to indemnify, hold harmless and defend Penwest from and against all laborers', materialmen's and/or mechanics' liens arising from the performance of Draxis's obligations under this Agreement and shall keep the property of Penwest free from all such claims, liens, and encumbrances while such property is on Draxis's premises.

9.4 Draxis further represents and warrants that it, and any third parties upon which it relies for the timely performance by Draxis of its obligations hereunder, will maintain


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Year 2000 Compliance throughout the term of this Agreement. Regardless of the accuracy of the representation set forth in this Section 9.4, Draxis further represents and warrants that there shall be no materially adverse effect upon the timely performance by Draxis of its obligations hereunder that is attributable to its failure, or the failure of any such third party, to maintain Year 2000 Compliance. For purposes of this Section 9.4, "Year 2000 Compliance" refers to the capacity of the software and hardware Draxis uses in the performance of its obligations hereunder, and/or that of any third parties upon which Draxis relies for the timely performance of such obligations, (a) to recognize and process all date fields, and perform all date-dependent calculations and operations (including sorting, comparing and reporting) correctly, and (b) not to experience software ending and/or invalid and/or incorrect results as a result of the change of century or the occurrence of any particular date (all without human intervention, other than original data entry of valid dates)

9.5 EXCEPT AS SET FORTH IN THIS ARTICLE 9, DRAXIS MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. NOTWITHSTANDING ANY PROVISIONS OF THIS AGREEMENT, NEITHER DRAXIS NOR PENWEST NOR ANY OF EITHER PARTY'S EMPLOYEES, DIRECTORS, OFFICERS, AGENTS, REPRESENTATIVES, ASSIGNS OR SUBCONTRACTORS SHALL HAVE ANY LIABILITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS OR ECONOMIC LOSSES OTHER THAN DIRECT DAMAGES RESULTING FROM THE BREACH BY EITHER PARTY OF ITS OBLIGATIONS HEREUNDER.

9.6 Penwest represents and warrants that it has no knowledge of any third party patent rights or other intellectual property rights that would be infringed by Draxis's activities under this Agreement or would allow misappropriation of trade secrets.

9.7 Penwest warrants that any labels and all information supplied to Draxis shall not be false or misleading in any particular and shall be in compliance with applicable FDA regulations.


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9.8 Penwest represents and warrants that, to the extent that it provides any
Materials with respect to any of the Products, such Materials shall comply with the relevant Specifications and cGMP.

9.9 Each party represents and warrants to the other that neither it nor any of its officers, directors, or employees performing services under this Agreement has been debarred, or convicted of a crime which could lead to debarment, under the Generic Drug Enforcement Act of 1992, 21 United States Code ss306(a) and
(b). Each party shall notify the other party immediately in the event that such party, or any of its officers, directors, or employees performing services under this Agreement, (a) becomes debarred or receives notice of action or threat of action with respect to its debarment or (b) becomes the object of any investigation or subject of any report regarding such party, or any of its officers, directors, or employees performing services under this Agreement, in connection with any activity that could result in debarment or suspension or refusal of approval, including without limitation any inspection report, warning letter, notice of opportunity for hearing in a case of debarment, or any other Justice Department, FDA or other federal or state government inquiry or action bearing on potentially illegal activities.

                                  10. INDEMNITY

10.1 Penwest shall defend, indemnify, protect, and hold Draxis, its directors, officers, employees, agents and representatives (the "Draxis Indemnitees") harmless from all claims, demands, suits, proceedings for damages, costs (including reasonable attorney's fees), expenses and losses which arise (a) from any claim or charge by a third party for patent infringement, (b) as the result of any breach of this Agreement by Penwest, or (c) from the use, manufacture, marketing, sale and/or distribution of any or all of the Products; provided, however, that Draxis shall not be indemnified for any claims, demands, suits, proceedings for damages, costs, expenses or losses which arise from (i) any breach of this Agreement by Draxis, (ii) the violation of Draxis's warranties set forth in Article 9, or (iii) the negligence or willful misconduct of any Draxis Indemnitee in connection with the performance of Draxis' obligations hereunder.

10.2 Draxis shall defend, indemnify, protect, and save Penwest, its directors, officers, employees, agents and representatives harmless from all claims, demands, suits or proceedings for damages and costs (including reasonable attorney's fees) expenses and


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losses which arise from (a) any breach of this Agreement by Draxis, (b) the violation of Draxis's warranties set forth in Article 9, or (c) the negligence or willful misconduct of any Draxis Indemnitee in connection with the performance of Draxis' obligations hereunder.

10.3 (a) Any indemnitee seeking indemnification under this Agreement (the "Indemnitee") shall forthwith notify the other party (the "Indemnitor") of such matter in writing. If any claim of any nature whatsoever (a "Claim") is made against an Indemnitee, and if the Indemnitee intends to seek indemnity with respect thereto under this Agreement, the Indemnity shall promptly (and in any case within thirty (30) days of such Claim being made) notify the Indemnitor of such Claim with reasonable particulars. The Indemnitor shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of their own choosing (reasonably acceptable to Indemnitee) and at the Indemnitor's own expense, the settlement or defense thereof, and the Indemnitee shall cooperate with the Indemnitor in connection therewith, except that with respect to settlements entered into by the Indemnitor (i) the consent of the Indemnitee shall be required if the settlement provides for equitable relief or monetary damages against the Indemnitee, which consent shall not be unreasonably withheld or delayed, and (ii) the Indemnitor shall obtain the release of the Indemnitee by the claimant. If the Indemnitor undertakes, conducts and controls the settlement or defense of such Claim, the Indemnitor shall
         (i) permit the Indemnitee to participate in such settlement or defense through counsel chosen by the Indemnitee, provided that the fees and expenses of such counsel shall be borne by the Indemnitee, and (ii) promptly reimburse the Indemnitee for the full amount of any loss resulting from any Claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the Indemnitee. The Indemnitee shall not pay or settle any Claim so long as the Indemnitor is reasonably contesting any such Claim in good faith on a timely basis. Notwithstanding the two immediately preceding sentences, the Indemnitee shall have the right to pay or settle any such Claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor.

         (b) With respect to third party Claims, if the Indemnitor does not notify the Indemnitee within thirty (30) days after the receipt of the Indemnitee's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the

         Indemnitee shall have the right, but not the obligation, to contest, settle or compromise the Claim in the exercise of its reasonable judgment using counsel of its choice at the expense of the Indemnitor.

         (c) In the event of any Claim by a third party against an Indemnitee, the defense of which is being undertaken and controlled by the Indemnitor, the Indemnitee shall use all reasonable efforts to make available to the Indemnitor those employees whose assistance, testimony or presence is necessary to assist the Indemnitor in evaluating and in defending any such Claim; provided that the Indemnitor shall be responsible for reasonable expenses associated with any employees made available by the Indemnitee to the Indemnitor hereunder, which expense
         (i) shall be equal to an amount to be mutually agreed upon per person per hour or per day or each day or portion thereof that such employees are assisting, and (ii) shall not exceed the actual cost to the Indemnitee associated with such employees.

10.4 Effective throughout the Term of this Agreement and thereafter, for a period of not less than four (4) years, the parties shall each carry and maintain in full force and effect, Commercial General Liability insurance written on the standard approval Policy Form, including Products Liability and Blanket Contractual Liability with limits of liability of not less than $5,000,000 Combined Single Limit, Bodily Injury and Property Damages. Said insurance policies shall be obtained from an insurance company having a Best's rating of A-, Class VIII or higher. Each party shall furnish the other with certificates of said commercial general liability and Product liability insurance. The indemnification obligations herein shall apply on a first dollar basis without limitation or reduction due to any deductible or selfinsured retention which either party may have under their respective insurance coverages.

10.5 Penwest shall be responsible for all recalls of any Product. Any expense incurred by Draxis from an injunction, recall, or stop sale or from a governmental action or directive of similar nature, resulting from the undertaking of the parties hereunder shall be the responsibility of Penwest, provided such governmental actions, injunctions, recall and/or stop sale do not arise from a breach of the Agreement by Draxis.

                       11. PRODUCTION FACILITY INSPECTION

11.1 Penwest shall have the right, but not the obligation, at reasonable intervals and on ten (10) days, other than a Saturday, Sunday or statutory holiday in the Province of Quebec, ("Business Days") prior written notice during normal business to inspect (a) those sections of Draxis's manufacturing, laboratory, and warehousing facilities used in the manufacture, storage, testing, shipping or receiving of the Product(s) or the components thereof (the "Facilities"), and (b) documentation demonstrating Draxis' satisfactory performance of its obligations under Section 4.3. Penwest shall have the further right to review, from time to time as it reasonably requests, on ten (10) Business Days prior written notice and during Draxis' normal business hours, each permit and license of Draxis which is related to this Agreement. Draxis shall cooperate with Penwest to facilitate a pre-production inspection of the Facilities.

11.2 Penwest shall, in addition, have the right, but not the obligation, at reasonable intervals and at a mutually agreeable time no later than twenty (20) days after the date on which Draxis receives written notice from Penwest (but not more than twelve (12) times during each year of the Agreement in the aggregate for all Penwest customers), to provide to its customer(s) access during normal business hours to the Facilities and to knowledgeable Draxis personnel as is reasonably required to demonstrate and explain to such customer(s) the nature, capacity, and general procedures of the work to be performed by Draxis for Penwest hereunder; provided, however, that (a) no such customer shall have the right to conduct a full inspection of the sort and scale permitted to Penwest under section 11.1 and (b) each such customer shall have signed a confidentiality agreement containing substantially those provisions set forth in Exhibit E hereto, if so requested by Draxis, as a condition to such access.

11.3 In the event that Draxis's facilities are the subject of an inspection by any duly authorized agency of the federal, state, local or any foreign government and the inspection involves the Facilities or the Product(s), Draxis shall notify Penwest of such inspection and provide to Penwest a summary of findings that directly relate to the manufacture, storage, testing, shipping or receiving of the Product(s) or components hereof.

11.4 Draxis shall notify Penwest of all waste haulers used, and the location of all disposal sites used, in connection with this Agreement. In addition, Draxis shall take all reasonable steps necessary to permit Penwest and/or its customers to visit such disposal sites.

                                12. General Terms

12.1 This Agreement shall be governed and construed in accordance with the laws of the State of New York, excluding its conflicts of law principles and excluding the United Nations Convention on Contracts for the International Sale of Goods.

12.2 Any notice, required or permitted to be given under this Agreement, shall be deemed sufficient if (a) sent prepaid through a nationally recognized overnight courier service such as Federal Express, to the other party to the address shown below or to such other address as either party may be from time to time designate pursuant to these provisions, or (b) sent via telefax to telefax equipment designated by the party to whom such notice is directed pursuant to this paragraph; and in either case, shall be deemed received one (1) business day after it is sent.
If to Draxis:

Dwight Gorham
President
Draxis Pharma Inc.
16751 Route Transcanadienne
Kirkland, Quebec H9H 4J4
Fax No.: (514) 694-3841

Copy to corporate counsel:

Draxis Health Inc.
6870 Goreway Drive
Mississauga, Ontario  L4V 1P1
Attention:  Director, Legal Affairs and General Counsel
Fax No.: (416) 544-5494

If to Penwest:

Paul K. Wotton
Penwest Pharmaceuticals Company
2981 Route 22
Patterson, New York 12563
Fax No.:  (914) 878-3420

Copy to corporate counsel:

Hale and Dorr LLP
60 State Street
Boston, Massachusetts
Attention:  Steven D. Singer, Esq.

12.3 No liability shall result for either party from delay in performance of this Agreement in whole or in part if performance as agreed has been made impracticable by compliance in good faith with any applicable foreign or domestic governmental regulations or order whether or not such order later proves to be invalid, or by the occurrence of a contingency the nonoccurrence of which was a basic assumption on which this Agreement was made, including, but not limited to, acts of God, fire, flood, accident, riot, war, sabotage, strike, labor trouble or shortage, or embargo. If any such circumstances affect only a part of Draxis's capacity to perform, Draxis shall have the right to allocate production and deliveries among all of its customers and its own requirements ratably, based on purchases over the previous twelve (12) months. Quantities of Product(s) affected by this paragraph may, at the option of either party, be eliminated from the Agreement without liability, but the Agreement shall remain otherwise unaffected.

12.4 The failure of either party to insist on strict performance of any provision of this Agreement or to take advantage of any right hereunder shall not be construed as a waiver of any subsequent performance of such provision or right.

12.5 The headings and captions contained herein are for reference only and shall not constitute a substantive part of this Agreement.

12.6 The parties are and will remain at all times independent contractors, and no agency or employment relationship exists between them.

12.7 This Agreement may not be assigned by either party without the written consent of the other (which consent shall not be unreasonably withheld) except to a subsidiary or affiliate or in the case of a sale or transfer of all or substantially all of its business related to the Product(s) by way of acquisition, consolidated or merger. Notwithstanding the foregoing, this Agreement shall be binding upon the respective successors and assigns of either party hereto.

12.8 If any provisions of this Agreement are held invalid or unenforceable, such invalidity and unenforceability shall not affect the validity or enforceability of any other provisions of the Agreement, except those where the invalidated or unenforceable provisions comprise an integral part or, or any otherwise clearly inseparable from, the intent and sense of the Agreement. In the event any provision is held invalid or unenforceable, the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement and upon so agreeing, shall incorporate such substitute provision of this Agreement.

12.9 This document, including its exhibits, contains the entire Agreement between the parties pertaining to its subject matter and shall not be altered or modified, except in a writing signed by both parties.

12.10 Except as otherwise expressly stated, all dollar amounts referred to in this Agreement are in Canadian dollars.

12.11 Any dispute, controversy, or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance, or termination, other than any dispute, controversy or claim concerning patent infringement, validity or enforceability, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by the party initiating the proceeding within ten (10) days of filing its claim, one to be appointed within thirty (30) days thereafter by the other party, and the third being nominated by the two arbitrators so selected within thirty days thereafter or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, which shall administer the arbitration, and the laws of the State of New York. The arbitration, including the rendering of the award, shall take place in New York, New York. The decision of the arbitrators shall be binding upon the parties to this Agreement, and the expense of the arbitration (including without limitation the award of the attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be final, and judgement thereon may be entered by any court of competent jurisdiction. Notwithstanding this, application may be made to any court for a judicial acceptance of the award or order of enforcement. In the event of any dispute relating to patent infringement, validity or enforceability, the parties agree to waive their respective rights to a jury trial.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date and year first written above.

DRAXIS PHARMA INC.                              PENWEST PHARMACEUTICALS CO.

BY: /s/ Dwight Gorham                           BY: /s/ Paul Wotton
    -----------------                              ----------------------
TITLE:  President                               TITLE:  VP Business Development
       ----------                                      ------------------------
DATE:  September 29, 1999                       DATE:  September 27, 1999
       ------------------                              ---------------------

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.



                                    EXHIBIT A


                                    PRODUCTS


                                                                                 1999 Price Through 12/31/99
          Product Name                          Batch Size                           (Canadian dollars)
----------------------------------        ------------------------        ------------------------------------------
            TIMERx-A                              720 kg                                      *
            TIMERx-N                              720 kg                                      *
            TIMERx-O                              500 kg                                      *

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.



                                   EXHIBIT B-1

                                      * * *

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.



                                      * * *

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.



                                      * * *

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.



                                      * * *

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.



                                   EXHIBIT B-2

                                      * * *

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.



                                      * * *

                                   EXHIBIT B-3



                               DRUM TIMERx 45 GAL

-------------------------------------------------------------------------------
                                      TEST
-------------------------------------------------------------------------------
Appearance
-------------------------------------------------------------------------------
Correctness of text
-------------------------------------------------------------------------------
Dimensions
-------------------------------------------------------------------------------
Diameter
-------------------------------------------------------------------------------
Height
-------------------------------------------------------------------------------


                                  POLYBAG # 21

-------------------------------------------------------------------------------
                                      TEST
-------------------------------------------------------------------------------
Appearance
-------------------------------------------------------------------------------
Dimensions
-------------------------------------------------------------------------------
Height
-------------------------------------------------------------------------------
Length
-------------------------------------------------------------------------------
Width
-------------------------------------------------------------------------------
Material thickness
-------------------------------------------------------------------------------
Seam integrity
-------------------------------------------------------------------------------
Thermal analysis
-------------------------------------------------------------------------------

                                    EXHIBIT C


                                  RAW MATERIALS



                                      * * *

                                      * * *

                                      * * *

                                      * * *

                                      * * *

                                      * * *

                                      * * *

                                    EXHIBIT D


                              OPERATING PROVISIONS

1.       Forecasts

         On the Effective Date and on or before the fifteenth (15th) calendar day of each month thereafter, Penwest shall provide to Draxis a copy of its forecast of its requirements of Products for the twelve (12) month period beginning the subsequent calendar month, each such forecast to include projected Product orders for each calendar month of such twelve
         (12) month period ("Monthly Projections"). In the event that a forecast is not delivered by such date, the prior month's forecast shall remain in effect.

2.       Annual Limit

         Draxis agrees to produce up to one hundred (100) metric tons of Product(s) during each twelve (12) month period of this Agreement. Quantities greater than this amount shall require review and approval by Draxis.

3.       Firm Orders and Quantity Commitments

         Monthly Projections for the first two (2) months of the twelve (12) month period covered by the most recent forecast delivered pursuant to
         Section 1 of this Exhibit D are deemed to be firm, and as such Penwest and Draxis, subject to Section 2 of this Exhibit D, are committed to same (a "Firm Order"). Penwest shall issue purchase orders to Draxis in accordance with such Firm Orders. The parties shall use reasonable best efforts to negotiate any change in the delivery date of any such Firm Order. Monthly Projections for the following three (3) months of such twelve (12) month period are deemed to be firm, subject to changes by Penwest, at Penwest's discretion, in the timing of delivery of Product orders forming part of such Monthly Projections (a "Quantity Commitment"). If any Product order forming part of a Firm Order or Quantity Commitment is cancelled, other than due to termination of the Agreement, the costs of Materials for such order then held by Draxis shall be for the account of Penwest. Any inventory of Materials or Products held by Draxis beyond (a) requirements necessary for delivery of the Products required under prevailing Firm Orders or Quantity Commitments or (b) any safety stock approved by Penwest pursuant to
         Section 4 of this Exhibit D, is the responsibility of Draxis, unless such inventory is approved in writing by Penwest. Draxis shall use its best efforts, but shall not be obligated, to fill any Penwest purchase order that, if filled, would cause Penwest to exceed the relevant Firm Order amount.

4.       Safety Stock

         Draxis shall carry the necessary safety stock of Materials to ensure timely delivery of Product orders corresponding to Firm Orders and Quantity Commitments. Draxis shall, in a timely fashion, inform Penwest in writing of its reasonable requirements for any Materials having unusually long re-order lead times, and Penwest shall promptly provide to Draxis written approval of Draxis's purchase of such Materials.

5.       Delivery Performance

         Draxis shall deliver (a) ninety-eight percent (98%) of all Product orders that form part of any Firm Order on, or within three (3) business days of, the delivery dates specified in purchase orders corresponding to such orders, and (b) ninety-five percent (95%) of the quantity of Product order by Penwest pursuant to such purchase orders, provided that Penwest's payment obligations pursuant to Section 6 shall apply only to those quantities of Product actually delivered to Penwest. For purposes of this Section 5 of this Exhibit D, subject to
         Section 4.8, Draxis shall be deemed to have delivered Product to Penwest when such Product has been accepted by Penwest's carrier in accordance with Section 3.

6.       Changes to Operating Provisions

         Upon at least sixty (60) days prior written notice, either party may terminate the operating provisions set forth in this Exhibit D; provided, however, that no such termination shall take effect until the parties have reached agreement on new operating provisions to take effect on the effective date of such termination.

                                    EXHIBIT E

                         CONFIDENTIALITY OF INFORMATION


         1. Draxis possesses certain information concerning its business and other confidential information (hereinafter collectively referred to as the "Draxis Information") which it wishes to disclose to Penwest for purposes of carrying out this Agreement (the "Purpose"). Penwest possesses certain information concerning its business and other confidential information (hereinafter collectively referred to as the "Penwest Information") which it wishes to disclose to Draxis for the Purpose. In addition to the terms defined above, unless something in the context or subject matter is inconsistent therewith:

         (a) "Discloser" means Draxis with respect to the disclosure of the Draxis Information and means Penwest with respect to the disclosure of the Penwest Information;

         (b) "Information" means Draxis Information with respect to the disclosure or receipt of Draxis Information and means Penwest Information with respect to the disclosure or receipt of Penwest Information; and

         (c) "Recipient" means Draxis with respect to the receipt of Penwest Information and means Penwest with respect to the receipt of Draxis Information.

         2. Discloser shall at its discretion provide such of the Information to Recipient as is required for the Purpose. Nothing in this Agreement obligates Discloser to make any particular disclosure of Information.

         3. All right, title and interest in and to the Information shall remain the exclusive property of Discloser and the Information shall be held in trust and confidence by Recipient for Discloser. No interest, license or any right respecting the Information, other than as expressly set out herein, is granted to Recipient under this Agreement by implication or otherwise.

         4. Recipient shall not use the Information in any manner except as reasonably required for the Purpose.

         5. Recipient shall use all reasonable efforts to protect Discloser's interest in the Information and keep it confidential, using a standard of care no less than the degree of care that Recipient would be reasonable expected to employ for its own similar confidential information. In particular, Recipient shall not, directly or indirectly, disclose, allow access to, transmit or transfer the Information to a third party without the Discloser's prior written consent. Recipient shall disclose the Information only to those of its employees, or to those employees of any consultant of the Recipient, who have a need to know the Information for the Purpose. Recipient shall, prior to disclosing the Information to such employees and consultants, issue appropriate instructions to them to satisfy its obligations herein and obtain their written agreement to receive and use the Information on a confidential basis on the same conditions as contained in this Agreement.

         6. The Information shall not be copied, reproduced in any form or stored in a retrieval system or database by Recipient without the prior written consent of Discloser, except for such copies and storage as may reasonably be required internally by Recipient for the Purpose.

         7. The obligations of the Recipient under Sections 4, 5 and 6 shall not apply to Information:

         (a) which at the time of disclosure is readily available to the trade or the public;

         (b) which after disclosure becomes readily available to the trade or the public, other than through a breach of this Agreement;

         (c) which is subsequently lawfully and in good faith obtained by Recipient from an independent third party without breach of this Agreement, as shown by documentation sufficient to establish the third party as a source of the Information, and not obtained by the third party from Discloser;

         (d) which Recipient can establish, by documented and competent evidence, was in its possession prior to the date of disclosure of such Information by Discloser, or

         (e) any Information which the Recipient is by law required to disclose.

         8. Recipient shall, upon request of Discloser, immediately return the Information and all copies thereof in any form whatsoever under the power or control of Recipient to Discloser, and delete the Information from all retrieval systems and databases.

         9. Due to the valuable and proprietary nature of the Information to Discloser, the obligations assumed by Recipient under this Exhibit E shall continue for ten (10) years after disclosure of such Information.

         10. Each party acknowledges that any breach of this agreement may cause irreparable harm to the other party, and agrees that the remedies for breach may include, in addition to damages and other available remedies, injunctive relief against such breach. The prevailing party shall be entitled to the award of its reasonable attorneys' fees in any action to enforce this agreement.


                                       35